UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MannKind Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	13-3607736 (I.R.S. Employer Identification no.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which the form relates: 333-115020

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be so registered	each class is to be registered

n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the common stock, par value $0.01 per share (the “Common Stock”), of MannKind Corporation, a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock,” in the prospectus included in the Registrant’s Form S-1 Registration Statement (File No. 333-115020), initially filed with the Securities and Exchange Commission on April 30, 2004, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description of Document
3.5*	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant’s initial public offering.

3.7*	Form of Amended and Restated Bylaws to be effective upon completion of the Registrant’s initial public offering.

4.1(a)*	Form of Common Stock Certificate.

4.2(b)*	Registration Rights Agreement made and entered into as of October 15, 1998 by and among CTL ImmunoTherapies Corp., Medical Research Group, LLC, McLean Watson Advisory Inc. and Alfred E. Mann, as amended.

*	Filed as an exhibit of the same number to the Registration Statement and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MannKind Corporation
Date: July 23, 2004	By:	/s/Alfred E. Mann
Alfred E. Mann
Chief Executive Officer and Chairman